UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2012

CITIZENS BANCORP OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	000-50576	20-0469337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

126 South Main Street Blackstone, Virginia	23824
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (434) 292-7221

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Citizens Bancorp of Virginia, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 24, 2012 (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company elected eleven directors to serve for one-year terms and ratified the Company’s independent auditors for 2012. The voting results for each proposal are as follows:

1.	To elect eleven directors to serve for terms of one year each expiring at the 2013 Annual Meeting of Shareholders:

	For	Withheld	Broker Non-Vote

Frank P. Beale	1,398,246	54,694	275,387
Joseph D. Borgerding	1,445,228	7,712	275,387
William D. Coleburn	1,398,996	53,944	275,387
Roy C. Jenkins, Jr.	1,430,885	22,055	275,387
Joseph F. Morrissette	1,431,535	21,405	275,387
E. Walter Newman, Jr.	1,417,471	35,469	275,387
Charles F. Parker, Jr.	1,417,971	34,969	275,387
Timothy R. Tharpe	1,417,971	34,969	275,387
Jo Anne Scott Webb	1,432,090	20,850	275,387
Samuel H. West	1,410,885	42,055	275,387
Jerome A. Wilson III	1,448,735	4,205	275,387

2.	The Board of Directors’ selection of Yount, Hyde & Barbour, P.C. as independent public accountants to audit the books and accounts of the Company for fiscal year 2012:

For	Withheld	Broker Non-Vote

1,709,913	13,564	4,850

Item 8.01	Other Events.

On May 25, 2012, the Company issued a press release announcing the results of the Annual Meeting. A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Citizens Bancorp of Virginia, Inc. press release dated May 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCORP OF VIRGINIA, INC.

By:	/s/ Geoffrey C. Warner
Geoffrey C. Warner
Senior Vice President and
Interim Chief Financial Officer

May 25, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Citizens Bancorp of Virginia, Inc. press release dated May 25, 2012.